PRELIMINARY MATERIALS - FOR SEC USE ONLY

PRELIMINARY COPIES

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
    (Amendment No. 1)


Filed by the Registrant   [x]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[x]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to section 240.14a-11(c) or
      section 240.14a-12

                           AUTOINFO, INC.
            (Name of Registrant as Specified in its Charter)

                           AUTOINFO, INC.
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
or 14a-6(i)(2).
[x]   $500 per each party to the controversy pursuant to Exchange Act
Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(4)
and 0-11.

     1) Title of each class of securities to which transaction applies:
_______________________________________________________________________
     2) Aggregate number of securities to which transaction applies:
_______________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
_______________________________________________________________________
     4) Proposed maximum aggregate value of transaction:
_______________________________________________________________________
    [x]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
________    $500     _________________________________________
     2) Form, Schedule or Registration Statement No.:
________    Schedule A     _____________________________________
     3) Filing Party:
________    AutoInfo, Inc.     _________________________________
     4) Date Filed:
________    June 20, 1995     __________________________________

PRELIMINARY MATERIALS - FOR SEC USE ONLY

AUTOINFO, INC.
1600 Route 208
Fair Lawn, New Jersey  07410
(201) 703-0500

REVOCATION OF CONSENT STATEMENT
BY BOARD OF DIRECTORS IN
OPPOSITION TO THE PARTIES WHO REFER TO
THEMSELVES AS THE AUTOINFO STOCKHOLDERS COMMITTEE

June __, 1995

Dear Fellow Stockholders:

This Revocation of Consent Statement is furnished by the Board of Directors (the "Board") of AutoInfo, Inc., a Delaware corporation (the "Company"), to the holders of outstanding shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in connection with the Board's opposition to the solicitation (the "Steel Partners Solicitation") by (i) Mr. Warren G. Lichtenstein, the 29-year-old founder and Chairman of the Board of Steel Partners, Ltd., a New York corporation ("Partners") (Partners is the general partner of the general partner of Steel Partners II, L.P., a Delaware Limited Partnership ("Steel")), (ii) Mr. Lawrence Butler, the 32-year-old co-founder and President of Partners and (iii) Mr. Jack L. Howard, a 33-year-old limited partner of the general partner of Steel (Messrs. Lichtenstein, Butler and Howard, who refer to themselves as the "AutoInfo Stockholders Committee", are referred to herein, collectively, as the "Steel Partners Parties"), of written stockholder consents to (i) remove, without cause, all of the current members of the Board, (ii) elect to the Board a slate of six nominees designated by the Steel Partners Parties (the "Steel Partners Nominees") and (iii) amend the Company's By-laws to provide that any acquisition by the Company, whether by stock purchase, merger, asset acquisition or other similar type transaction, where the consideration to be paid by the Company is more than fifty percent of the Company's assets at the time of such transaction, will be subject to the approval of a majority of the Company's stockholders. This Statement and the enclosed GREEN Revocation of Consent Card are first being mailed to stockholders on or about June __, 1995.

THE BOARD UNANIMOUSLY OPPOSES THE STEEL PARTNERS PARTIES
SOLICITATION. THE BOARD URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY THE STEEL PARTNERS PARTIES.

IF YOU PREVIOUSLY SIGNED AND RETURNED THE WHITE CONSENT CARD
TO THE STEEL PARTNERS PARTIES YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND. WHETHER OR NOT YOU HAVE SIGNED THE WHITE CONSENT CARD, THE BOARD URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED GREEN REVOCATION OF CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR REVOCATION OF CONSENT IS IMPORTANT. PLEASE ACT TODAY!

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR
OTHER NOMINEE, WE URGE YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO EXECUTE A GREEN REVOCATION OF CONSENT CARD, VOTING AS RECOMMENDED BY AUTOINFO'S BOARD OF DIRECTORS, ON YOUR BEHALF. YOU SHOULD ALSO SIGN, DATE AND MAIL YOUR GREEN REVOCATION OF CONSENT CARD WHEN YOU RECEIVE IT IN THE MAIL. PLEASE DO SO AT ONCE.

If you have any questions about giving your revocation of consent or require assistance, please call:

D.F. KING & CO., INC.
77 Water Street
New York, NY  10005
(212) 269-5550 (Collect)
or
CALL TOLL FREE (800) 326-3066

- -2-

The Board is soliciting against the Steel Partners Solicitation.
Consider these facts:

   The current Board believes that it has a successful track record in enhancing shareholder value. For example, the current Board recently recommended, and successfully consummated, with the approval of approximately 98% of the votes cast by stockholders in a stockholder vote relating to the approval of such transaction , the sale of the principal portion of the Company's operating businesses to a subsidiary of Automatic Data Processing, Inc., ADP Claims Solutions Group, Inc. ("ADP Solutions"), for a purchase price of $30,350,000 (the "Proceeds") and a taxable gain of approximately $21,000,000 (the "ADP Transaction"). The operations of the businesses sold were started by the Company at the time of its inception in 1976 and were expanded through a series of acquisitions and through internal growth.

   With an average tenure in office of approximately 13 years, the present Board directed the Company through the majority of the period the Company has been in business. Additionally, five Board members (Andrew Gaspar, Scott Zecher, Robert Fagenson, Jason Bacher and Howard Nusbaum) have been with the Company since its initial public offering in 1986.

   The current Board is working closely with management of the Company to implement a plan to best utilize the Proceeds. As always, the primary focus is on enhancing value for all the Company's stockholders. The options being considered by the current Board include potential acquisitions, redemptions of Common Stock and the payment of a substantial portion of the Proceeds as a dividend to stockholders. The Board has fixed no deadline by which any of these actions would be taken.

   The Steel Partners Nominees have stated their intention to rescind the Shareholder Rights Plan (the "Plan") adopted by the current Board on March 30, 1995. The Board's purpose in adopting the Plan was and is to protect the interests of the Company's stockholders from abusive takeover tactics, including attempts to acquire control of the Company at an inadequate price, without paying any "control premium" to the Company's stockholders. Although the Plan may discourage certain tender offers and other attempts to change control of the Company, making it more difficult to remove the current board and incumbent management, on balance, in the Board's opinion, the Plan is important to ensure that any change in control transaction effected with respect to the Company would only be effected in a manner in which the interests of all the Company's stockholders are fairly and adequately represented. The Plan does not block any stockholder, or any other person, from suggesting proposals which would have the effect of enhancing stockholder value. Steel already owns 14.9% of the Company's outstanding Common Stock. Any rescission of the Plan would permit Steel to acquire additional shares of Common Stock without Board approval and would thereby facilitate the ability of Steel to acquire effective control of the Company without paying a "control premium" to you and all other stockholders.

- -3-

   Prior to March 30, 1995, Steel orally requested that the current Board of Directors permit it to acquire additional shares of the Company's Common Stock without becoming subject to Section 203 of the Delaware General Corporation Law. This law generally provides that if a stockholder acquires 15% or more of a corporation's outstanding stock (unless such acquisition was made with the prior approval of the board of directors of the corporation), any business combination transaction between that corporation and the interested stockholder must be approved by the holders of two thirds of the outstanding stock of the corporation which is not owned by the interested stockholder. Although the Steel Partners Nominees have not disclosed any intention to effect a business combination transaction between the Company and some other entity which Steel and/or the partners of Steel control, if the Steel Partners Nominees succeed in obtaining control of the Company through the Steel Partners Solicitation, Steel will be able to effect a business combination with an entity controlled by Steel and/or the partners of Steel without affording stockholders of the Company the protection of Section 203.

- -4-

CERTAIN LITIGATION
On June 14, 1995, the Company commenced an action in Delaware Federal Court alleging that Steel Partners, Ryback Management Corporation ("Ryback") and certain individuals affiliated with those entities had violated the Federal Securities laws in connection with their acquisition of Common Stock and the Steel Partners' Solicitation.

The Company's complaint alleges, among other matters, that Steel Partners violated Sections 13(d) and 14(a) of the Securities and Exchange Act of 1934 by, among other things, filing false and misleading Schedules 13D that failed to disclose Steel Partners' original intent -- from at least the summer of 1994 -- to attempt to take control of the Company and that Steel Partners had been acting in concert with Ryback in its surreptitious takeover attempt. The complaint alleges, among other matters, that Ryback has violated the Federal Securities laws by
(i) fraudulently certifying, in January 1995, that it had no intent to influence control of the Company when, in fact, Ryback was working with Steel Partners in support of its takeover plans, and (ii) failing to file a Schedule 13D disclosing the full extent of its holdings in the Company or its actions in support of Steel Partners' takeover attempt. The Company's complaint seeks, among other things, to have the Delaware Federal Court enjoin Steel Partners' Solicitation and to require the defendants to file corrected disclosure documents. The Company has sought expedited treatment of its lawsuit.

- -5-

THE CONSENT PROCEDURE

The record date for determination of the stockholders of the Company entitled to execute, withhold or revoke consents relating to the Steel Partners Solicitation is the close of business on May 31, 1995 (the "Record Date"). Under Delaware law, unrevoked consents from the holders of record of a majority of the outstanding shares of Common Stock on the Record Date are necessary for the Company's stockholders to effectively act by written consent to (i) remove without cause all of the members of the current Board, (ii) elect the Steel Partners Nominees and (iii) amend the Company's By-laws to provide that any acquisition by the Company, whether by stock purchase, merger, asset acquisition or other similar type transaction, where the consideration to be paid by the Company is more than fifty percent of the Company's assets at the time of such transaction, will be subject to the approval of a majority of the Company's stockholders. As of the Record Date, there were 7,732,252 shares of Common Stock outstanding, each entitled to one vote per share.

Under Section 228 of the General Corporation Law of the
State of Delaware, consents must be delivered within 60 days of the earliest dated consent delivered to the Company. The earliest dated consent was delivered by the Steel Partners Parties to the Company on May 31, 1995. Accordingly, any consent dated or delivered to the Company after July 29, 1995 will not be valid.

A stockholder may revoke any previously signed consent by signing, dating and returning a GREEN Revocation of Consent Card. A consent may also be revoked by delivery of a written revocation of consent to the Steel Partners Parties. Stockholders are urged, however, to deliver all revocations of consents to D.F. King & Co., Inc., at 77 Water Street, 20th Floor, New York, N.Y. 10005. The Company requests that if a revocation is instead delivered to the Steel Partners Parties, a photostatic copy of the revocation also be delivered to the Company, c/o D.F. King & Co., Inc. at the address set forth above, so that the Company will be aware of all revocations. Any revocation of consent may itself be revoked at any time by signing, dating and returning a subsequently dated white consent card sent to you by the Steel Partners Parties to the Steel Partners Parties, or by delivery of a written revocation of such revocation of consent to the Company or the Steel Partners Parties.
Section 7 of Article 1 of the Company's By-laws establishes a mechanism to ensure that consent solicitations are conducted in a fair and orderly manner. As contemplated by Section 7 of Article 1, the Company will retain an independent inspector of elections in connection with the Steel Partners Solicitation.

- -6-

INFORMATION REGARDING THE CURRENT DIRECTORS AND EXECUTIVE OFFICERS

ANDREW GASPAR, age 47, was named Chairman of the Board on March 29, 1995. Mr. Gaspar has, since March 1991, been President of the general partner of R.S. Lauder, Gaspar & Co. and Vice-Chairman of The Central European Development Corporation, venture capital firms conducting business in the United States and Eastern Europe. Prior thereto, Mr. Gaspar was a Managing Director of E.M. Warburg Pincus & Co., a venture banking and investment advisory firm, a position he held from 1982 through March 1991. He holds a B.S. degree from Columbia University, an M.S. degree from Northeastern University and an M.B.A. degree from Harvard Business School. He has been a director of the Company since 1978.

JASON BACHER, age 56, has been Chairman of the Board and the Chief Executive Officer of the Company from its inception in 1976 through March 29, 1995. Mr. Bacher has been associated with the automobile salvage industry since 1961 as a principal of Bacher Tire Company, Inc., an automobile recycler located in the New York metropolitan area. In connection with the sale by the Company of a principal portion of its business to ADP Solutions on April 1, 1995, Mr. Bacher joined ADP Solutions.

SCOTT ZECHER, age 36, joined the Company in January 1984, and was named its President and Chief Operating Officer in January 1993. Prior to becoming President, he held the position of Executive Vice President and Chief Financial Officer. He became a director of the Company in 1989. From 1980 to 1984, he was with the accounting firm of KPMG Peat Marwick. Mr. Zecher is a Certified Public Accountant with a B.A. degree in Accounting and Economics from the City University of New York at Queens College.

ROBERT FAGENSON, age 46, has been an officer and director of Fagenson & Co., Inc., a registered broker-dealer, for more than five years. Mr. Fagenson is a member of the Board of Directors of the New York Stock Exchange. Since April 1983, Mr. Fagenson has also served as the Secretary and a director of Starr Securities, Inc., a registered broker-dealer, which was the underwriter of the Company's initial public offering in May 1986. Mr. Fagenson has been a director of the Company since June 1986. Mr. Fagenson is also a director of Healthy Planets Products, Inc., Microtel Franchise and Development Corp. and Rentway, Inc. Mr. Fagenson has a B.S. degree in Business Administration from Syracuse University.

HOWARD NUSBAUM, age 47, has been a director of the Company from its inception in 1976. Mr. Nusbaum, who earned a B.A. degree from Brooklyn College, has been a consultant to the automobile recycling industry since 1976.

JEROME STENGEL, age 58, has been a Vice President, Treasurer and Chief Financial Officer of Genovese Drug Stores, Inc., an American Stock Exchange company, for more than five years. Mr. Stengel is a Certified Public Accountant with a B.B.A. degree from the City
University of New York.  He has been a director of the Company since
1987.

- -7-

WILLIAM WUNDERLICH, age 47, joined the Company in October
1992 as its Vice President-Finance and became Chief Financial Officer in January 1993. From 1990 to 1992, he served as Vice President of Goldstein Affiliates, Inc., a public insurance adjusting company. From 1981 to 1990 he served as Executive Vice President, Chief Financial Officer and a Director of Novo Corporation, a manufacturer of consumer products. Mr. Wunderlich is a Certified Public Accountant with a B.A. degree in Accounting and Economics from the City University of New York at Queens College.

BOARD OF DIRECTOR MEETINGS

During the year ended May 31, 1995, the Board held ten meetings. Each of the current members of the Board attended at least 75% of such meetings.

BOARD OF DIRECTOR COMMITTEES

The Board maintains an Audit Committee and a Compensation
Committee, both of which are comprised of Messrs. Fagenson, Gaspar and Stengel, all of whom are non-employee directors. The Audit Committee approves the selection of the Company's auditors and meets and interacts with the auditors to discuss questions in regard to the Company's financial reporting. The Compensation Committee evaluates the performance of the Company's executive employees and determines the salaries and other compensation payable to such persons. During the last full fiscal year, the Compensation Committee met twice and the Audit Committee met once, with all members present at each respective Committee meeting.

- -8-

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Summary Compensation Table below includes, for each of
the fiscal years ended May 31, 1995, 1994 and 1993, individual compensation for services to the Company and its subsidiaries paid to:
(1) the Chief Executive Officer, and (2) the other most highly paid executive officers of the Company during the fiscal year ended May 31, 1995 whose salary and bonus exceeded $100,000 (together, the "Named Executives").
                          Annual           Long-Term       All
Name and Principal        Compensation    Compensation     Other
Position                Year  Salary    Bonus     Options  Compensation(1)
Jason Bacher(2)         1995  $125,000  $182,854(3)             $4,300
Chairman of the         1994  $135,417  $ 45,000    75,000      $4,063
 Board and              1993  $125,000  $ 18,166      --        $3,750
 Chief Executive
 Officer

Scott Zecher            1995  $145,000  $235,000(3) 80,000      $4,230
 President and          1994  $144,000  $ 65,000      --        $3,240
 Chief Operating        1993  $134,500  $ 37,000   100,000      $2,690
 Officer

William Wunderlich      1995  $103,333  $ 80,000(3) 40,000      $5,500
Treasurer and           1994  $ 91,250  $ 19,000    35,000      $3,068
Chief Financial         1993  $ 55,624  $  2,000    50,000      $1,063
Officer

_________________________
(1) Represents amounts contributed to the Company's 401(k) deferred compensation plan.
(2) Mr. Bacher resigned as Chairman of the Board and Chief Executive Officer on March 29, 1995.
(3) Includes a one-time bonus relating to the ADP Transaction in the amount of $100,000 to Jason Bacher, $150,000 to Scott Zecher and $50,000 to William Wunderlich.

Employment Agreements

Messrs. Zecher and Wunderlich are employed by the Company pursuant to employment agreements which expire in April 1998 and April 1997, respectively. These agreements provide for minimum annual compensation of $150,000 and $120,000, respectively, and provide for annual review by the Board of Directors.

The Company has entered into supplemental employment agreements (the "Supplemental Employment Agreements") with Messrs. Zecher and Wunderlich (the "Covered Executives"), which provide that if there is a Change in Control of the Company (as defined therein) during the Protected Period (described below), the terms of the Supplemental Employment Agreements will supersede the Covered Executives' existing employment agreements and will govern the terms of the Covered Executives' employment following the Change in Control for a three-year term, in the case of Mr. Zecher, and a two-year term, in the case of Mr. Wunderlich (the "Employment Term"). For these purposes, the Protected Period is a three-year period which commenced on April 10, 1995 and is automatically extended for one year on April 10, 1996 and each April 10 thereafter, unless the Company otherwise notifies the

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
Covered Executive at least 90 days prior thereto.  The
Supplemental Employment Agreements provide that during the Employment Term the Covered Executives will remain employed in their capacities with the Company as of the Change in Control and will continue to receive an annual salary (the "Base Salary") and benefits at least equal to that which they received prior to the Change in Control and an annual bonus at least equal to the Covered Executive's average annual bonus during the three years prior to the Change in Control. The Supplemental Employment Agreements provide that if, during the Employment Term, the Covered Executive's employment is terminated by the Company other than for Cause or Disability or by the Executive either for Good Reason or during the 60-day Window Period commencing on the anniversary of the Change in Control (as each of the foregoing terms are defined in the applicable Supplemental Employment Agreement), the Covered Executive would receive a severance payment equal to the sum of his Base Salary and the higher of his annual bonus for the then most recent year or his average annual bonus during the three years preceding the Change in Control (the "Highest Annual Bonus") multiplied by two, in the case of Mr. Zecher, and one and one-half, in the case of Mr. Wunderlich. In addition, the restrictions on any stock-related incentive awards held by the Covered Executive would lapse and he would be entitled to continued coverage under the Company's life, health and disability benefits for two years following termination of his employment (three years in the case of Mr. Zecher) or until he receives similar benefits from a new employer. If Mr. Zecher's employment is terminated (as described above) prior to April 10, 1996, he would receive severance equal to three (rather than two) times his Base Salary and Highest Annual Bonus. If Mr. Wunderlich's employment is terminated (as described above) prior to October 10, 1995, he would receive severance equal to two (rather than one and one-half) times his Base Salary and Highest Annual Bonus. Mr. Zecher's Supplemental Employment Agreement also provides that if he is subject to excise taxes under Section 4999 of the Internal Revenue Code on any payments or benefits triggered by a Change in Control, he will be entitled to receive an additional amount such that after the payment of all applicable taxes he will retain an amount equal to that which he would have retained absent the excise taxes. In the event that the Steel Partners' solicitation is successful and the current directors are removed and replaced with the Steel Partners Nominees, a Change in Control will be deemed to have occurred under the terms of the Supplemental Employment Agreements. In connection with the Supplemental Employment Agreements, the Company also approved the creation and
funding of a     so-called      Rabbi Trust     which is a form of a
grantor trust under which the assets of the trust remain subject to the satisfaction of the general claims of the Company's creditors, to provide for the payment of all benefits payable under the Supplemental Employment Agreements.

The Supplemental Employment Agreements were entered into on April 10, 1995, after Steel acquired 14.9% of the Company's Common Stock. In the opinion of the Board, it was necessary and desirable to enter into the Supplemental Employment Agreements and to implement the Rabbi Trust and the funding thereof so that the Covered Executives would concentrate on performing their duties and promoting the best interests of the Company and its stockholders without being concerned about the possibility of a Change in Control. In the opinion of the Board of Directors, the provisions of the Supplemental Employment Agreements and implementing the Rabbi Trust and the funding thereof would not have any significant impact on the decision of any person or entity relating to whether or not to acquire the Company or effect a Change in Control. In addition, in the opinion of the Board of Directors, entering into the Supplemental Employment Agreements and implementing the Rabbi Trust and the funding thereof would not have an adverse impact on the Company's ability to execute its business strategy in pursuing value for the benefit of all stockholders.

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
Restricted Stock Grants

In November 1987, the Company issued 410,000 shares of
Common Stock pursuant to restricted stock bonus grants to key executives, directors and consultants. In January 1994, the Company issued 15,000 shares of Common Stock pursuant to a restricted stock bonus grant to a non-employee director. Such shares vest ratably over a period of 30 years. The unvested portion is subject, upon the occurrence of certain events, to either forfeiture or accelerated vesting.

401(k) Cash or Deferred Compensation

The Company maintains a tax-qualified 401(k) cash or deferred compensation plan that covers all employees who have completed 30 days of service with the Company and have attained age 21. Participants are permitted, within the limitations imposed by the Internal Revenue Code, to make pre-tax contributions to the plan pursuant to salary reduction agreements. The Company makes a 50% matching cash contribution on up to a 6% contribution by the employee. In addition, the Company may, in its discretion, make additional contributions as permitted by the Internal Revenue Code. The contributions of the participants and the Company are held in separate accounts. Participants' contributions are always fully vested. The Company's contributions vest proportionally over a five-year period commencing on the employee's date of employment.

Stock Option Plans

In February 1986, the Company's stockholders approved the AutoInfo 1985 Stock Option Plan (the "1985 Plan") which provides that a total of 555,000 shares of Common Stock are subject to options granted thereunder. In November 1986, the Company's stockholders approved the AutoInfo 1986 Stock Option Plan (the "1986 Plan") which provides that a total of 637,500 shares of Common Stock are subject to options granted thereunder. In October 1989, the Company's stockholders approved the AutoInfo 1989 Stock Plan (the "1989 Plan") which provides that a total of 300,000 shares of Common Stock are subject to options granted thereunder. In November 1992, the Company's stockholders approved the AutoInfo 1992 Stock Option Plan (the "1992 Plan") which provides that a total of 350,000 shares of Common Stock are subject to options granted thereunder. (The 1985 Plan, 1986 Plan, 1989 Plan and 1992 Plan are sometimes collectively referred to herein as the "Option Plans".)

Under the Option Plans, the Company may grant options to purchase Common Stock to its officers, key employees, directors, and, in the case of the 1985 and 1992 Plans, to non-employees performing services for the Company. Payment of the option exercise price is to be made (i) in cash, (ii) by delivery of Common Stock already owned by and in the possession of the option holder, or (iii) if so provided for in the option being exercised, by delivery of the option holder's promissory note in favor of the Company. If an option granted under an Option Plan expires, terminates or is canceled without being exercised in full, the unpurchased shares subject to such option will again be available for options to be granted under such Plan. Options may be granted in the form of incentive stock options ("Incentive Options") or options which do

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
not qualify for the favorable tax treatment of Incentive
Options which are known as non-qualified options.

The Option Plans are administered by a committee of the Board of Directors consisting of Messrs. Fagenson, Gaspar and Stengel, who are ineligible to participate in the Option Plans.

No options may be exercised more than ten years from the date of grant, and no options may be granted after December 16, 1996, December 31, 1996, December 31, 1999 and December 31, 2002 under the 1985 Plan, 1986 Plan, 1989 Plan, and 1992 Plan, respectively.

The option price of each Incentive Option granted under the Option Plans shall be not less than 100% of the fair market value of the Common Stock as of the date the option is granted (110% of the fair market value if the grant is to an employee holding 10% or more of the Company's outstanding Common Stock). Options other than Incentive Options may be granted at an exercise price as determined by the Board. The exercise prices of such non-qualified options must be at least 85% of the fair market value of the underlying shares of Common Stock at the date of grant. Options granted are not transferable and are subject to various other conditions and restrictions. All Incentive Options granted before December 31, 1986 must be exercised in the order in which they were granted regardless of the difference in the exercise prices.

Option Grants in Fiscal Year 1995

Shown below is information on grants of stock options pursuant to the Company's Stock Option Plans during the fiscal year ended May 31, 1995, to the Named Executives who are reflected in the Summary Compensation Table.

                        Individual Gains in Fiscal 1995
                             Percentage of Total
                             Options Granted to   Exercise
                   Options      Employees in      Price Per   Expiration
Name               Granted      Fiscal Year       Share(1)       Date
Jason Bacher          0                0             --           --

Scott Zecher        80,000         29.63%           $4.125      4/10/05

William Wunderlich  40,000          4.81%           $4.125      4/10/05

                       Potential Realized Values
                           at Assumed Annual
                         Rates of Stock Price
                    Appreciation for Option Term(1)
Name                      5%              10%
Jason Bacher              --               --

Scott Zecher          $158,668          $448,123

William Wunderlich     $79,334          $224,081
(1)  Based on the closing price on NASDAQ/NMS on the date.

Aggregate Options Exercised in Fiscal Year 1995 and Fiscal Year-End
Option Values

Shown below is information with respect to (i) options exercised by the Named Executives pursuant to the Option Plans during Fiscal 1995 and
(ii) unexercised options granted

- -12-
in Fiscal 1995 and prior years under the Option Plans to the Named Executives and held by them at May 31, 1995.

                                                 Number of Unexercised
                      Shares                      Options at 5/31/95
                    Acquired on       Value           Exercisable/
Name                 Exercise        Realized        Unexercisable
Jason Bacher             0              0               0/75,000

Scott Zecher          216,799        330,480            0/113,333

William Wunderlich       0              0              45,000/80,000

                             Values of
                      Unexercised In-the-Money
                        Options at 5/31/95 (1)
                            Exercisable/
Name                       Unexercisable

Jason Bacher                   $0/$0

Scott Zecher                 $0/$4167

William Wunderlich        $16,667/$8,333

(1)  Based on the closing price as quoted on NASDAQ/NMS on the date.

Director Compensation

The Company pays each non-employee director a fee of $750 for each meeting attended by such director.

Compensation Committee Interlocks and Insider Participation

During the Company's last fiscal year, Messrs. Fagenson, Gaspar and Stengel served on the Compensation Committee of the Board of Directors. Other than in their capacities as directors of the Company, none of Messrs. Fagenson, Gaspar or Stengel were employed by the Company during such times.

Board Compensation Committee Report on Executive Compensation

TO THE BOARD OF DIRECTORS:

Compensation Policies Applicable to Executive Officers

The purpose of the Company's executive compensation program is to attract, retain and motivate qualified executives to manage the business of the Company so as to maximize profits and shareholder value. Executive compensation in the aggregate is made up principally of the executive's annual base salary, a bonus which may be awarded by the Company's Compensation Committee and awards of Company stock or stock options under the Company's Stock Option Plans. The Company's Compensation Committee annually considers and makes recommendations to the Board of Directors as to executive compensation including changes in base salary, bonuses and awards of Company stock or stock options.

Consistent with the above-noted purpose of the executive compensation program, it is the policy of the Compensation Committee, in recommending the aggregate annual compensation of the executive officers of the Company, to consider overall performance of the Company, the performance of the division of the Company for which the executive has

- -13-
responsibility and the individual contribution and performance of the executive. The performance of the Company and of the division for which the executive has responsibility are significant factors in determining aggregate compensation although they are not necessarily determinative. While shareholders' total return is important and is considered by the Compensation Committee, it is subject to the vagaries of the public market place and the Company's compensation program focuses on the Company's strategic plans, corporate performance measures, and specific corporate goals which should lead to a favorable stock price. The corporate performance measures which the Compensation Committee considers include sales, earnings, return on equity and comparisons of sales and earnings with prior years and with budgets.

The Compensation Committee does not rely on any fixed formulae or specific numerical criteria in determining an executive's aggregate compensation. It considers both corporate and personal performance criteria, competitive compensation levels, the economic environment and changes in the cost of living as well as the recommendations of management. The Compensation Committee then exercises business judgment based on all of these criteria and the purposes of the executive compensation program.

Compensation of the Chief Executive Officer

Mr. Bacher's base salary of $125,000 for 1995 (which constituted a ten-month proration of his $150,000 base salary) was based principally on his rights under his four-year employment agreement with the Company dated January 1, 1994, which was terminated on March 29, 1995 in connection with the ADP Transaction. In addition, Mr. Bacher received a bonus of $182,854 which the Committee granted to him in recognition of the Company's performance in 1995 under his leadership, including his role in consummating the Company's transaction with ADP Solutions.

                                  Respectfully submitted,

                                  AutoInfo, Inc. Compensation Committee
                                  (Robert Fagenson, Andrew Gaspar and
                                  Jerome Stengel)

Certain Relationships and Related Transactions

On April 28, 1995 the Company entered into a Promissory Note and Security and Pledge Agreement with Scott Zecher, its President, Chief Operating Officer and a Director, pursuant to which the Company lent to Mr. Zecher, consistent with the Company's past practice, the sum of $466,796.64, in connection with Mr. Zecher's exercise of options to acquire 216,799 shares of the Company's Common Stock (the "Shares") under the Company's 1985 and 1986 Stock Option Plans. The Note, which is non-interest bearing, is secured by the Shares and is payable on the earlier of May 31, 1996 or out of the proceeds of the underlying collateral. As a result of such exercise, the percentage of outstanding shares of common stock owned by executive officers and directors of the Company increased from approximately 8.7% to approximately 11.5%. This increase may discourage Steel and/or any other interested party from

- -14-
instituting a take-over attempt with regard to the Company.
The purpose of the Company granting an interest free loan for the purpose of exercising in-the-money stock options is the same as the purpose of the Company for granting stock options to key employees and officers; namely, to encourage such key employees and officers to acquire an increased personal interest in the success and progress of the Company. The granting of the stock options provides the key employee or officer with the potential to benefit from the success and growth of the Company and the interest free loan enables such key employee or officer to actually realize the benefit when the stock option becomes in-the-money.


Total Return Comparison

The following graph sets forth a five-year comparison of total returns for: (1) the Company; (2) a Company selected Peer Group (comprised of Data Transmission Network Corp., INCOMNET, Inc., Triad Systems Corporation and Policy Management Systems Corporation); and (3) the NASDAQ -- US CRSP Total Return Index.

The following table is represented as a graph in the printed copy:

            AutoInfo, Inc.       Peer Group             NASDAQ US
5/90             100                100                    100
5/91             119                126                    114
5/92              92                160                    133
5/93              81                109                    160
5/94              86                120                    168
5/95              78                162                    196

- -15-

BENEFICIAL OWNERSHIP OF COMMON STOCK

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with.

The following table, together with the accompanying footnotes, sets forth information, as of June 1, 1995, regarding stock ownership of all persons known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock, all directors and nominees, and all directors and officers of the Company as a group.

         Name of              Shares of Common Stock        Percentage
     Beneficial Owner         Beneficially Owned (1)       of Ownership

(i)   Directors:
      Jason Bacher                   331,272(2)               4.3%(5)

      Robert Fagenson                 30,750(3)                  *(5)

      Andrew Gaspar                   45,000                     *

      Howard Nusbaum                 171,531                    2.2%

      Jerome Stengel                  30,000                     *

      Scott Zecher                   331,746                    4.3%

   All executive officers and
    directors as a group (7 persons) 985,299(4)                12.6%(6)

- -16-

(ii)  5% Stockholders:
      Ashford Capital Management, Inc. (7)
      P.O. Box 4172
      Greenville, DE 19807                       403,200         5.2%

      Dimensional Fund Advisors, Inc. (7)
      1299 Ocean Ave.
      Santa Monica, CA  90401                    391,100         5.1%

      Irving B. Harris (7)
      2 North LaSalle Street
      Suite 505
      Chicago, IL  60602                         568,333(8)      7.4%

      Ryback Management Corporation (7)
      7711 Corondelet Ave.
      St. Louis, MO  63105                       903,350        11.7%

      Steel Partners II L.P. (9)
      750 Lexington Ave.
      New York, NY  10022                      1,100,000        14.2%

_________________________
*   Less than 1%
(1) Unless otherwise indicated below, each director, executive officer and each 5% stockholder has sole voting and investment power with respect to all shares beneficially owned.
(2) Includes 25,000 shares subject to currently exercisable options.
(3) Includes (i) 1,500 shares owned by the Fagenson & Co. Profit Sharing Plan and Employee Pension Plan, of which Mr. Fagenson is a trustee, and (ii) 29,250 shares issuable upon exercise of a Common Stock purchase warrant held by Mr. Fagenson which is currently exercisable.
(4) Includes 99,250 shares subject to currently exercisable options or warrants.
(5) Assumes that all currently exercisable options or warrants owned by this individual have been exercised.
(6) Assumes that all currently exercisable options or warrants owned by members of the group have been exercised.
(7) Information with respect to this stockholder has been derived from the Schedule 13G filed by such stockholder with the SEC.
(8) Includes 273,333 shares subject to currently exercisable warrants
(9) Information with respect to this stockholder has been derived from the Schedule 13D filed by such stockholder with the SEC.

SOLICITATION OF REVOCATIONS

Cost and Method

The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures with such solicitation (including the fees and expenses of the Company's attorneys and public relations firm and advertising, printing, mailing, travel and other costs, but excluding salaries and wages of officers and employees and the fees and expenses of D.F. King & Co., Inc. described below) will be approximately $250,000, of which approximately $35,000 has been spent to date. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional

- -17-
compensation, solicit revocations by mail, in person, by telecommunication or by other electronic means.

The Company has retained D.F. King & Co., Inc., at an estimated fee of $25,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of revocations. Approximately 40 persons will be utilized by such firm in its efforts. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of Common Stock.

The Company has also agreed to indemnify D.F. King & Co.,
Inc. against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws.

Participants in the Solicitation

Under applicable regulations of the SEC, each member of the Board may be deemed to be "participants" in the Company's solicitation of revocations of consent. The business address of each participant is as follows: Mr. Jason Bacher, 48 Magnolia Lane, Roslyn Heights, New York 11577; Mr. Robert Fagenson, Fagenson & Co., Inc., 19 Rector Street, 16th Floor, New York, New York 10006; Mr. Andrew Gaspar, R.S. Lauder, Gasper and Co. L.P., 767 Fifth Avenue, Suite 4200, New York, New York 10153; Mr. Howard Nusbaum, 43 Heritage Lane, Stamford, Connecticut 06903; Mr. Jerome Stengel, Genovese Drug Stores, Inc., 80 Marcus Drive, Melville, New York 11747; and Mr. Scott Zecher, AutoInfo, Inc., 1600 Route 208, Fair Lawn, New Jersey 07410.

Schedule A hereto sets forth transactions in the Company's securities by the "participants" listed above during the last two years. Information about the present Capital Stock ownership of these participants is provided in "Beneficial Ownership of Common Stock".

Except as set forth in this Revocation of Consent Statement,
(i) no participant referred to above is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any of the Company's securities, and (ii) neither any of the participants referred to above nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transaction as to which the Company or any of its affiliates will or may be a party.


Background of Solicitation

        On April 13, 1995, Steel delivered to the Company a signed consent relating to the Steel Partners Solicitation and demanded that the Company provide Steel with a list of the Company's Stockholders. On May 1, 1995, Steel commenced litigation against the Company in Delaware Chancery Court to compel the Company to deliver to Steel the Company's stockholder list (the "Steel Lawsuit"). On May 10, 1995, the Company made a filing with the Delaware Chancery Court seeking to dismiss the

- -18-

Steel Lawsuit on the grounds that Steel did not provide the Company with a sworn statement that it intended to utilize the stockholders' list for a legitimate purpose and thus, under Delaware law, the Company was not required to deliver to Steel a copy of the Company's stockholder list.

      On or about May 16, 1995, Steel withdrew the Steel Lawsuit and submitted a new request for a stockholders list together with the requisite sworn statement. The Company then provided Steel with a list of the Company's stockholders.

      On May 31, 1995, Steel, by letter to the Company, (i) withdrew the consent delivered to the Company on April 13, 1995 and (ii) delivered a new consent relating to the Steel Partners Solicitation.

    In April and May of 1995, in response to the Steel Partner Parties filing preliminary and definitive proxy statements with the United States Securities and Exchange (the "SEC"), the Company filed preliminary and definitive Revocation of Consent Statements with the SEC. However, the Company did not mail the definitive Revocation of Consent Statement to the Company's stockholders since it determined that it should not mail its definitive Revocation of Consent Statement until the Steel Partner Parties mailed their proxy statement. As noted above, the Steel Partner Parties withdrew the original consent solicitation and, to the Company's knowledge, did not mail their original definitive proxy statement to the Company's stockholders.

     In response to the Steel Partner Parties filing new proxy statement material with the SEC, the Company again filed new preliminary and definitive Revocation of Consent Statements with the SEC.

     In mid-April the Company initiated discussions with the Steel Partner Parties in an attempt to avoid the necessity of a costly proxy contest. Between April 20, 1995 and May 11, 1995, the Company met four times with the Steel Partner Parties. The following parties were present at all or some of the meetings: on behalf of the Steel Partner Parties -- Warren Lichtenstein, Marshall D. Butler and Lawrence Butler, on behalf of the Company -- Scott Zecher and Andrew Gaspar. During the course of the discussions, the issues discussed included the terms of a standstill agreement for members of the Steel Partner Parties, the size of the Board, including Board representation for the Steel Partner Parties and the powers of minority directors, the redemption of the poison pill, the aggregate amount of Company funds to be spent on acquisitions and other such transactions without requiring stockholder and/or super majority Board approval and a right of first refusal by the Company on the Common Stock beneficially held by members of the Steel Partner Parties. To date, these discussions have not been successful and no agreements or understandings of any kind have been reached.

- -19-

STOCKHOLDER PROPOSAL

Any stockholder who desires to present a proposal to be considered at the Company's next annual meeting may do so, provided that such stockholder satisfies the eligibility requirements established by the SEC. To be considered for submission at the meeting, such proposal must be received by the Company (addressed to the attention of the Secretary) not later than May 31, 1995. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware, and must otherwise conform to applicable regulations of the SEC.

We appreciate your support and encouragement.
Andrew Gaspar                      Scott Zecher
Chairman of the Board              President and Chief Operating Officer

- -20-

IMPORTANT

YOUR VOTE IS IMPORTANT. REGARDLESS of the number of shares of AutoInfo Common Stock you own, please vote as recommended by your Board of Directors by signing, dating and promptly mailing your GREEN CARD.

1. If your shares are registered in your own name, please sign, date and mail the enclosed GREEN Revocation of Consent Card to D.F. King & Co., Inc., in the postage-paid envelope provided.

2. If you have previously signed and returned a white consent card to the Steel Partners Parties, you have every right to change your mind. Remember, only your latest dated card will count.
You may revoke any white consent card already sent to the Steel Partners Parties by signing, dating and mailing the enclosed GREEN Revocation of Consent Card in the post-paid envelope provided.

3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GREEN Revocation of Consent Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GREEN Revocation of Consent Card in the post-paid envelope provided. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GREEN Revocation of Consent Card to be issued representing your shares. Please do so for each separate account you maintain.

4. After signing and dating the enclosed GREEN Revocation of Consent Card, please do not sign or return any white consent card. Please do not even vote "consent withheld" on the Steel Partners
Parties' white consent card even as a vote to protest.

If you have any questions about giving your revocation of consent or require assistance, please call:

D. F. KING & CO., INC.
77 Water Street
New York, NY  10005
(212) 269-5550 (Collect)
or
CALL TOLL FREE (800) 326-3066

- -21-

SCHEDULE A

The following table sets forth all purchases and sales of the Company's securities by the participants referred to above during the two years. Unless otherwise indicated, all transactions are in the public market.

Name     Number of Shares of Capital Stock Purchased (or Sold)    Date
Scott Zecher      216,799 shares acquired pursuant               4/28/95
                  to exercise of options

- -22-

Preliminary Copy - For Use of the Commission Only

REVOCATION OF CONSENT
Solicited on Behalf of the Board of Directors of AUTOINFO, INC.
IN OPPOSITION TO THE SOLICITATION OF THE AUTOINFO STOCKHOLDERS COMMITTEE

The undersigned, a holder of shares of Common Stock, par value
$.01 per share (the "Common Stock"), of AutoInfo, Inc. (the "Company"), acting with respect to all the shares of Common Stock held by the undersigned at the close of business on May 31, 1995, hereby acts as follows concerning the proposals of the AutoInfo Stockholders Committee set forth below:

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A "REVOCATION" TO
PROPOSAL NO. 1.

AUTOINFO STOCKHOLDERS COMMITTEE PROPOSAL NO. 1

Resolution that all present directors of the Company, and any other directors elected or appointed to the Board of Directors of the Company prior to the effective date of these resolutions in addition to or in lieu of the foregoing individuals are hereby removed, without cause, as directors of the Company.

[ ]  REVOCATION
The undersigned hereby revokes any and all consents and proxies for consents which the undersigned may have given for the AutoInfo
Stockholders Committee Proposal No. 1.

[ ]  NON-REVOCATION
The undersigned does not revoke any consents or proxies for consents which the undersigned may have given for the AutoInfo Stockholders Committee Proposal No. 1.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A "REVOCATION" TO
PROPOSAL NO. 2.

AUTOINFO STOCKHOLDERS COMMITTEE PROPOSAL NO. 2

Resolution that Warren G. Lichtenstein, Lawrence Butler, Jack L. Howard, Marshall D. Butler, Jan R. Sussman and James Benenson, Jr. are elected as directors of the Company to fill the vacancies of the Board of Directors occasioned by the foregoing removal of directors, to serve in that capacity until their successors are duly elected and qualified.

[ ]  REVOCATION
The undersigned hereby revokes any and all consents and proxies for consents which the undersigned may have given for the AutoInfo
Stockholders Committee Proposal No. 2.

[ ]  NON-REVOCATION
The undersigned does not revoke any consents or proxies for consents which the undersigned may have given for the AutoInfo Stockholders Committee Proposal No. 2.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A "REVOCATION" TO
PROPOSAL NO. 3.

AUTOINFO STOCKHOLDERS COMMITTEE PROPOSAL NO. 3

Resolution that the Bylaws be amended, with subsequent Articles to be renumbered as appropriate, by inserting the following article following ARTICLE III:

ARTICLE IV

BUSINESS COMBINATIONS

Prior to the consummation by the Corporation of any stock purchase, merger, asset acquisition or other similar type transaction where the consideration to be delivered by the Corporation is more than fifty (50) percent of the Corporation's assets at the time of such transaction (a "Business Combination"), the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that the holders of a majority of the outstanding Common Stock present at a duly called stockholders meeting vote for the approval of the Business Combination or act by consent in lieu of a stockholders' meeting, the Corporation shall be authorized to consummate the Business Combination.

[ ]  REVOCATION
The undersigned hereby revokes any and all consents and proxies for consents which the undersigned may have given for the AutoInfo
Stockholders Committee Proposal No. 3.

[ ]  NON-REVOCATION
The undersigned does not revoke any consents or proxies for consents which the undersigned may have given for the AutoInfo Stockholders Committee Proposal No. 3.

Please indicate your opposition to the AutoInfo Stockholders
Committee proposals by marking the boxes for "Revocation" and signing, dating and mailing this revocation card promptly, using the enclosed, postage paid envelope. If you mark any of the boxes for "Non-Revocation", any consent you may have given to that particular proposal of the AutoInfo Stockholders Committee will not be revoked. If you need additional revocation cards or assistance, call D. F. King & Co., Inc., toll free, at (800) 522-5001.

Preliminary Copy - For Use of the Commission Only

UNLESS OTHERWISE INDICATED ABOVE, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE CONSENT
STATEMENT OF THE COMPANY, DATED _________, 1995, IN OPPOSITION TO THE SOLICITATION OF THE AUTOINFO STOCKHOLDERS COMMITTEE. UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS REVOCATION CARD TO THE
COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL OF THE
PROPOSALS SET FORTH HEREIN.

Revocations of consents can only be given by a stockholder of record.

Date:______________________, 1995


__________________________
Signature (Title, if any)

__________________________
Signature, if held jointly

Please sign your name above exactly as it appears hereon and date your card. When shares are registered in the name of more than one person, the revocation card should be signed by all named holders. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.